UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

REXNORD CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-5197013
(State of incorporation or organization)	(I.R.S. Employer or Identification No.)

247 Freshwater Way, Suite 300, Milwaukee, WI	53204
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/20th interest in a share of 5.75% Series A Mandatory Convertible Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration file number to which this form relates: 333-193610

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Rexnord Corporation (the “Company”) is registering Depositary Shares, each representing a 1/20th interest in a share of 5.75% Series A Mandatory Convertible Preferred Stock (the “Mandatory Convertible Preferred Stock”), pursuant to this Form 8-A. The descriptions of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock are contained in the sections captioned “Description of Mandatory Convertible Preferred Stock” and “Description of Depositary Shares” in the Company’s prospectus supplement, dated December 1, 2016, which constitutes a part of the Registration Statement on Form S-3 (Registration No. 333-193610). Such sections are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit	The filings referenced for incorporation by reference are Company (Rexnord Corporation) filings (File No. 001-35475)

3.1	Amended and Restated Certificate of Incorporation	Exhibit 3.1 to the Company’s Form 8-K dated April 3, 2012

3.2	Amended and Restated By-Laws	Exhibit 3.1 to the Company’s Form 8-K dated July 14, 2014

3.3	Certificate of Designations	Exhibit 3.1 to the Company’s Form 8-K dated December 7, 2016

4.4	Form of Certificate	Exhibit 4.1 to the Company’s Form 8-K dated December 7, 2016

4.5	Deposit Agreement	Exhibit 4.2 to the Company’s Form 8-K dated December 7, 2016

4.6	Form of Depositary Receipt	Exhibit 4.3 to the Company’s Form 8-K dated December 7, 2016

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

REXNORD CORPORATION

Date: December 7, 2016	By:	/s/ Patricia M. Whaley
Patricia M. Whaley
Vice President, General Counsel and Secretary